(Letterhead of Bongiovanni & Associates)


                                                           555 S. Powerline Road
                                                    Pompano Beach, Florida 33069

(954) 975-9601 Office
(954) 979-6695 fax

To the Board of Directors and Stockholders:
Vector Holdings Corporation

April 24, 2002

Gentlemen:

We hereby consent to the use of our audit report of Vector Holdings Corporation dated March 22,2002 for the year ended December 31,2001 in the Form 10-KSB/A of Vector Holdings Corporation dated April 24,2002.






/s/ Bongiovanni & Associates
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